The information in this prospectus supplement is not complete and may be changed.  A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission.  We are not using this prospectus supplement and accompanying prospectus to offer to sell these securities or solicit offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 15, 2010

PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To prospectus dated August 5, 2009)	Registration No. 333-159321

$41,290,000

Common Stock

We are offering                      shares of our common stock.  Our common stock is listed on the NASDAQ Global Market under the symbol “NPSP.”  On September 14, 2010, the last reported sale price of our common stock on the NASDAQ Global Market was $6.51 per share.

Investing in our common stock involves a high degree of risk.  Please read the information contained or referenced under “ Risk Factors ” on page S-4 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$		$41,290,000
Underwriting Discounts and Commissions	$	$
Proceeds to NPS (Before Expenses)	$	$

Delivery of the shares of common stock is expected to be made on or about September   , 2010.  We have granted the underwriters an option for a period of 30 days to purchase up to an additional                 shares of our common stock solely to cover over-allotments.  If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $               and the total proceeds to us, before expenses, will be $               .

Sole Book-Running Manager

Jefferies & Company

Co-Lead Manager

Canaccord Genuity

The date of this prospectus supplement is September     , 2010

S-i

About this Prospectus Supplement

In this prospectus supplement, “NPS,” “we,” “us,” “our” or “ours” refer to NPS Pharmaceuticals, Inc. and its consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock.  Before buying any of shares of common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”  These documents contain important information that you should consider when making your investment decision.  This prospectus supplement contains information about the common stock offered hereby and may add, update or change information in the accompanying prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.  You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This document is in two parts.  The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus.  The second part, the prospectus, provides more general information, some of which may not apply to this offering.  Generally, when we refer to this prospectus, we are referring to both parts of this document combined.  To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Our Business

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus.  Because this is only a summary, however, it does not contain all of the information that may be important to you.  You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement.   You should also carefully consider the matters discussed in the section in this prospectus  entitled “Risk Factors” and in the accompanying prospectus and in other periodic reports incorporated herein by reference.

We are a clinical-stage biopharmaceutical company focused on the development of new treatment options for patients with rare gastrointestinal and endocrine disorders.  Our lead clinical programs involve two proprietary therapeutic proteins to restore or replace biological function:

•

Teduglutide is our analog of GLP-2, a protein involved in the regeneration and repair of the intestinal lining.  Teduglutide is currently in Phase 3 clinical development as GATTEX® (planned brand name) for parenteral nutrition (PN) dependent short bowel syndrome (SBS).  SBS is a highly disabling condition that results from surgical resection, congenital defect or disease-associated loss of absorption and the subsequent inability to maintain fluid, electrolyte, and nutrient balances on a conventional diet.

•

NPSP558 is our recombinant full-length human parathyroid hormone (rhPTH (1-84)) that is in Phase 3 clinical development as a hormone replacement therapy for hypoparathyroidism, a rare hormone deficiency disorder in which patients are physiologically unable to regulate the levels of calcium and phosphates in their blood due to insufficient levels of endogenous parathyroid hormone.

We are currently advancing registration studies for GATTEX and NPSP558.  Our study of GATTEX is known as STEPS (Study of TEduglutide in PN-dependent Short bowel syndrome) and our study of NPSP558 is known as REPLACE (REcombinant Parathyroid hormone to normaLize cAlCium and trEat hypoparathyroidism).  We believe positive results from STEPS and REPLACE will enable us to seek U.S. marketing approval of GATTEX for patients with PN dependent SBS and NPSP558 for hypoparathyroidism.  While SBS and hypoparathyroidism are relatively rare disorders, we believe these indications represent substantial commercial opportunities to us due to the significant unmet need and lack of effective therapies, as well as the serious complications and chronic nature of both disorders.

In 2007, we restructured our operations and implemented a new business strategy to focus our resources on developing GATTEX and NPSP558 for specialty indications with serious unmet medical needs. Supporting our strategic focus, we are seeking opportunities to out-license a number of proprietary compounds for areas that are outside of our proprietary therapeutic and/or geographic focus.  These include PTH 1-84 for the treatment of osteoporosis in the U.S. (known as PREOS®) and teduglutide for Crohn’s disease in the U.S.

To manage risk and accelerate the development and commercialization of our product candidates, we also complement our proprietary clinical programs with collaborative research, development or commercial agreements.  These include agreements with Amgen, Ortho-McNeil, GlaxoSmithKline, Kyowa Hakko Kirin and Nycomed.  Generally, these agreements provide for payments to us for the achievement of specified milestones, and royalties on sales of products developed under the terms of the particular agreement.  In return for these financial benefits, we grant the particular company a license to the technology that is the subject of the collaboration or to intellectual property that we own or control.  We believe that collaborating with pharmaceutical and biotechnology companies with relevant expertise in areas that are outside of our proprietary therapeutic or geographic focus will accelerate the regulatory pathway and commercialization of our products.

We are a Delaware corporation.  Our principal executive offices are located at 550 Hills Drive, Bedminster, NJ 07921 and our telephone number at that address is (908) 450-5300.  Our website is www.npsp.com.  Information contained in, or accessible through, our website does not constitute a part of this prospectus supplement, the accompanying prospectus or any document incorporated or deemed incorporated by reference herein.

NPS®, NPS Pharmaceuticals®, PREOS® and GATTEX® are our registered trademarks.  In addition, Preotact is our registered trademark in the U.S.  All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

The Offering

Common stock offered by us	shares

Common stock to be outstanding immediately after this offering	shares

We are offering shares of our common stock with an aggregate public offering price (excluding the shares subject to sale pursuant to the underwriters’ over-allotment option described below) of $41,290,000. The number of shares that we will sell will depend on the pricing for the shares, which will in turn depend on market conditions at the time of pricing and other factors outside of our control.

Over-Allotment Option

We have granted the underwriters an option to purchase up to              additional shares of our common stock, which if sold would have an aggregate public offering price of $6,193,500, at a price of $       per share to cover over-allotments, if any.  This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of Proceeds

We intend to use the proceeds to fund clinical trials of our product candidates and for working capital and other general corporate purposes.  See “Use of Proceeds.”

Risk Factors

This investment involves a high degree of risk.  See the information contained in or incorporated under “Risk Factors” beginning on page S-4 of this prospectus supplement, page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

NASDAQ Global Market Symbol

Our common stock is listed on The NASDAQ Global Market under the symbol “NPSP.”

The total number of shares of common stock to be outstanding immediately after this offering assumes no exercise of the underwriters’ over-allotment option, is based on 58,985,925 shares of common stock issued and outstanding as of September 10, 2010, which does not include the following, all as of September 10, 2010:

•             5,941,148 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $6.68 per share;

•             788,092 shares issuable under outstanding deferred stock units, restricted stock and restricted stock units;

•             1,922,738 shares available for future issuance under our equity compensation plans; and

•             up to 9,191,176 shares issuable upon the conversion of our outstanding 5.75% convertible notes, which may be converted  into common stock at any time, subject to certain limitations, on or before August 7, 2014, at a conversion price of $5.44 per share, subject to adjustments in certain events.

Unless otherwise stated, all information in this prospectus supplement:

•             assumes no exercise of outstanding options to purchase common stock, no issuance of shares available for future issuance under our equity compensation plans, no conversion of our convertible notes and no vesting of outstanding restricted stock units;

•             assumes no exercise of the underwriters’ over-allotment option; and

•             reflects all currency in United States dollars.

In connection with this offering, we have amended the Common Stock Purchase Agreement, dated August 5, 2009, relating to our equity line of credit arrangement with Azimuth Opportunity Ltd., to reduce the aggregate dollar amount of shares of our common stock that we may issue and sell to Azimuth Opportunity Ltd. by $36,503,579.35.

Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described below and in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, as updated by any other document that we subsequently file with the Securities and Exchange Commission and that is incorporated by reference into this prospectus supplement.  The risks described in these documents are not the only ones we face, but those that we currently consider to be material.  There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results.  Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.   Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Additional Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering.  Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering.  See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.  In addition, we have a significant number of options, convertible notes, deferred stock units, restricted stock and restricted stock units outstanding.  If the holders of these securities exercise or convert them or become vested in them, as applicable, you may incur further dilution.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.  We, our directors and our executive officers have agreed not to sell, dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through and including the date 90 days after the date of this prospectus supplement, subject to certain exceptions.  In addition, the underwriters may, in their discretion, release the restrictions on any such shares at any time without notice.  We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

Special Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements represent our management’s judgment regarding future events.  In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate,” “predict,” “intend,” “potential” or “continue” or the negative of these terms or other words of similar import, although some forward-looking statements are expressed differently.  All statements other than statements of historical fact included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements.  Without limiting the broader description of forward-looking statements above, we specifically note that statements regarding potential drug candidates, their potential therapeutic effect, the possibility of obtaining regulatory approval, our ability or the ability of our collaborators to manufacture and sell any products, market acceptance or our ability to earn a profit from sales or licenses of any drug candidate or to discover new drugs in the future are all forward-looking in nature.  We cannot guarantee the accuracy of forward-looking statements, and you should be aware that results and events could differ materially and adversely from those described in the forward-looking statements due to a number of factors, including:

•             our ability to effectively outsource activities critical to the advancement of our product candidates and manage those companies to whom such activities are outsourced;

•    our and our collaborators’ ability to successfully complete clinical trials, receive required regulatory approvals and the length, time and cost of obtaining such regulatory approvals and commercialize products;

•             our ability to secure additional funds;

•    the successful continuation of our strategic collaborations or changes in our relationships with our collaborators;

•             competitive factors;

•             our ability to maintain the level of our expenses consistent with our internal budgets and forecasts;

•             the ability of our contract manufacturers to produce successfully adequate clinical supplies of our product candidates and drug delivery devices to meet our clinical trial and commercial launch requirements;

•             variability of our royalty, license and other revenues;

•             our ability to enter into and maintain agreements with current and future collaborators on commercially reasonable terms;

•             the demand for securities of pharmaceutical and biotechnology companies in general and our common stock in particular;

•             uncertainty regarding our patents and patent rights;

•             compliance with current or prospective governmental regulation;

•             technological change; and

•             general economic and market conditions.

You should also consider carefully the statements set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, as may be updated by any other document that we subsequently file with the Securities and Exchange Commission and that is incorporated by reference into this prospectus supplement, which address various factors that could cause results or events to differ from those described in the forward-looking statements.  All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.  We have no plans to update these forward-looking statements.

Use of Proceeds

We estimate that the net proceeds from this offering after deducting underwriter discounts and estimated offering expenses payable by us, will be approximately $38.6 million, or approximately $44.4 million if the underwriters exercise their over-allotment option in full.  We currently expect to use the proceeds from this offering to fund clinical trials of our product candidates and for working capital and other general corporate purposes.  Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities.

The amount and timing of actual expenditures for the purposes set forth above may vary based on several factors, and our management will retain broad discretion as to the ultimate allocation of the proceeds.

Dilution

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share after this offering.  We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of June 30, 2010 was approximately ($191.8) million, or ($3.25) per share. After giving effect to the sale by us of         shares of common stock offered by this prospectus at a public offering price of $       per share and after deducting underwriting discounts and estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2010 would have been approximately ($153.2) million, or ($     ) per share. This represents an immediate increase in pro forma net tangible book value of $      per share to existing stockholders and an immediate dilution of $      per share to new investors purchasing our common stock in this offering.  The following table illustrates the per share dilution:

Public offering price per share		$
Net tangible book value per share as of June 30, 2010	$(3.25)
Increase in net tangible book value per share after this offering
Pro forma net tangible book value per share as of June 30, 2010, after giving effect to this offering
Dilution per share to new investors in this offering		$

The information above assumes that the underwriters do not exercise their over-allotment option.  If the underwriters exercise their over-allotment option in full, our pro forma net tangible book value per share at June 30, 2010 after giving effect to this offering would have been ($          ) per share, and the dilution in pro forma net tangible book value per share to investors in this offering would have been $         per share.The above discussion and table are based on 58,970,925 shares of our common stock issued and outstanding as of June 30, 2010, which does not include the following, all as of September 10, 2010:

•             5,941,148 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $6.68 per share;

•             788,092 shares issuable under outstanding deferred stock units, restricted stock and restricted stock units;

•             1,922,738 shares available for future issuance under our equity compensation plans; and

•             Up to 9,191,176 shares issuable upon the conversion of our outstanding 5.75% convertible notes, which may be converted  into common stock at any time, subject to certain limitations, on or before August 7, 2014, at a conversion price of $5.44 per share, subject to adjustments in certain events.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated September      , 2010, the underwriters have agreed to purchase, and we have agreed to sell to them,             shares of our common stock.  Jefferies & Company, Inc. is the sole book-running manager in this offering.  The underwriters are offering the common stock subject to their acceptance of the shares from us and subject to prior sale.  The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions.  The underwriters are obligated to take and pay for all of the shares offered hereby (other than the shares subject to the underwriters’ over-allotment option) if any such shares are taken.  Each underwriter has severally agreed to purchase the number of shares indicated in the following table.

Underwriters	Number of Shares
Jefferies & Company Inc.
Canaccord Genuity Inc.
Total

Commissions and Expenses

The underwriters have advised us that they propose to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $        per share.  After the offering, the public offering price and concession to dealers may be reduced by the underwriters.  No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.  The shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The underwriting discount is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock.  The following table shows the per share and total public offering price, the underwriting discounts and the proceeds, before expenses, to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares, as discussed below.

Total
	Per Share	Without Over-Allotment Exercise	With Over-Allotment Exercise
Public offering price	$	$	$
Underwriting discounts	$	$	$
Proceeds to us (before expenses)	$	$	$

We estimate expenses payable by us in connection with the offering of common stock, other than the underwriting discounts referred to above, will be approximately $250,000.  We are responsible for all of our expenses related to the offering, whether or not it is completed.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of            additional shares (which if sold would have an aggregate public offering price of $6,193,500) at the same price they are paying for the shares shown in the table above.  The underwriters may exercise this option at any time and from time to time, in whole or in part, within such 30-day period.  If the underwriters exercise the option in full, the total underwriting discounts will be as shown in the table above.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from certain breaches by us of the underwriter agreement. We have also agreed to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

Our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares, options or warrants to acquire shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of our common stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by such person, or publicly announce an intention to do any of the foregoing, in any case during the 90-day period described below. We have also agreed, subject to specified exceptions and during the same 90-day period, not to directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of our common stock, options, rights or warrants to acquire shares of our common stock or securities exchangeable or exercisable for or convertible into shares of our common stock, or publicly announce the intention to do any of the foregoing.

These restrictions terminate after the close of trading of the shares on the 90th day after the date of this prospectus supplement. Jefferies & Company, Inc. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, without notice, release all or any portion of the securities subject to these restrictions. However, subject to specified exceptions, if (i) during the last 17 days of the 90-day period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then in each case the 90-day period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Jefferies & Company, Inc. waives, in writing, such extension.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters of the offering, or by their affiliates.  Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters or any of their affiliates is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares of common stock is completed, rules may limit the underwriters from bidding for and purchasing shares of our common stock.

In connection with this offering, the underwriters may engage in transactions that stabilize or maintain the price of our common stock and may make short sales of our common stock or purchase our common stock on the open market to cover positions created by short sales.  Short sales involve the sale by an underwriter of a greater number of shares than it is required to purchase in this offering.  An underwriter may close out any short position by purchasing shares in the open market or by exercising its over-allotment option.

An underwriter also may impose a penalty bid, whereby the underwriter may reclaim selling concessions allowed to other broker-dealers in respect of the common stock sold in the offering for their account if the underwriter repurchases the shares in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market.  The imposition of a penalty bid may also affect the price of the shares of our common stock in that it discourages resales of those shares of our common stock.

A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering.  A “stabilizing bid” is a bid for or the purchase of common stock on behalf of the underwriters in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of the shares of common stock.  A “syndicate covering transaction” is the bid for or purchase of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares.  As a result, the price of our shares may be higher than the price that might otherwise exist in the open market.

In connection with this offering, the underwriters may also engage in passive market making transactions in our common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution.  A passive market maker must display its bid at a price not in excess of the highest independent bid of that security.  However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock.  In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriters and their affiliates may provide various investment banking, commercial banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees.  In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

Notice to Investors

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of our common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to our common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive); or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of our common stock to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase or subscribe our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

France

This prospectus supplement has not been, and will not be, submitted to the clearance procedures of the Autorité des marchés financiers (the “AMF”) in France and may not be directly or indirectly released, issued, or distributed to the public in France, or used in connection with any offer for subscription or sale of our common stock to the public in France, in each case within the meaning of Article L. 411-1 of the French Code monétaire et financier (the “French Financial and Monetary Code”).

The securities have not been, and will not be, offered or sold to the public in France, directly or indirectly, and will only be offered or sold in France (i) to qualified investors (investisseurs qualifiés) investing for their own account, in accordance with all applicable rules and regulations, and in particular in accordance with Articles L. 411-2 and D. 411-2 of the French Financial and Monetary Code; (ii) to investment services providers authorized to engage in portfolio investment on behalf of third parties, in accordance with Article L.411-2 of the French Financial and Monetary Code; or (iii) in a transaction that, in accordance with all applicable rules and regulations, does not otherwise constitute an offer to the public (“appel public à l’épargne”) in France within the meaning of Article L.411-1 of the French Financial and Monetary Code.

This prospectus supplement is not to be further distributed or reproduced (in whole or in part) in France by any recipient, and this prospectus supplement has been distributed to the recipient on the understanding that such recipient is a qualified investor or otherwise meets the requirements set forth above, and will only participate in the issue or sale of the securities for their own account, and undertakes not to transfer, directly or indirectly, the securities to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L.411-1, L.411-2, D.411-1 and D.411-2 of the French Financial and Monetary Code.

United Kingdom

Shares of our common stock may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted or will not result in an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, or the FSMA.

In addition, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement is directed only at (1) persons outside the United Kingdom or (2) persons who:

(a) are qualified investors as defined in section 86(7) of FSMA, being persons falling within the meaning of article 2.1(e)(i), (ii) or (iii) of the Prospectus Directive; and

(b) are either persons who fall within article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or Order, or are persons who fall within article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order; or

(c) to whom it may otherwise lawfully be communicated in circumstances in which Section 21(1) of the FSMA does not apply.

Without limitation to the other restrictions referred to herein, any investment or investment activity to which this offering circular relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) above) should not rely or act upon this communication.

Italy

This prospectus supplement has not been and will not be filed with or cleared by the Italian securities exchange commission (Commissione Nazionale per le societa e la Borsa—the “CONSOB”) pursuant to Legislative Decree No. 58 of 24 February 1998 (as amended, the “Finance Law”) and to CONSOB Regulation No. 11971 of 14 May 1999 (as amended, the “Issuers Regulation”). Accordingly, copies of this prospectus supplement or any other document relating to our common stock may not be distributed, made available or advertised in Italy, nor may our common stock be offered, purchased, sold, promoted, advertised or delivered, directly or indirectly, to the public other than (i) to “Professional Investors (such being the persons and entities as defined pursuant to article 31(2) of CONSOB Regulation No. 11522 of 1 July 1998, as amended, the “Intermediaries Regulation”) pursuant to article

100 of the Finance Law; (ii) to prospective investors where the offer of our common stock relies on the exemption from the investment solicitation rules pursuant to, and in compliance with the conditions set out by article 100 of the Finance Law and article 33 of the Issuers Regulation, or by any applicable exemption; provided that any such offer, sale, promotion, advertising or delivery of our common stock or distribution of the prospectus supplement, or any part thereof, or of any other document or material relating to our common stock in Italy is made: (a) by investment firms, banks or financial intermediaries authorized to carry out such activities in the Republic of Italy in accordance with the Finance Law, the Issuers Regulation, Legislative Decree No. 385 of 1 September 1993 (as amended, the “Banking Law”), the Intermediaries Regulation, and any other applicable laws and regulations; and (b) in compliance with any applicable notification requirement or duty which may, from time to time, be imposed by CONSOB, Bank of Italy or by any other competent authority.

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz—WpPG). The offer and solicitation of securities to the public in Germany requires the publication of a prospectus that has to be filed with and approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht—BaFin). This prospectus supplement has not been and will not be submitted for filing and approval to the BaFin and, consequently, will not be published. Therefore, this prospectus supplement does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus supplement and any other document relating to our common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of our common stock to the public in Germany, any public marketing of our common stock or any public solicitation for offers to subscribe for or otherwise acquire our common stock. This prospectus supplement and other offering materials relating to the offer of our common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Sweden

This is not a prospectus under, and has not been prepared in accordance with the prospectus requirements provided for in, the Swedish Financial Instruments Trading Act [lagen (1991:980) om handel med finasiella instrument] nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved, or registered this document.

Legal Matters

Curtis, Mallet-Prevost, Colt & Mosle LLP, New York, New York, will provide us with an opinion as to the validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus.  This opinion may be conditioned upon and may be subject to assumptions regarding future actions required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of the securities.  Dewey & LeBoeuf LLP, New York, New York, is counsel for the underwriters in connection with this offering.

Experts

The consolidated financial statements of NPS Pharmaceuticals, Inc. as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2009 consolidated financial statements, refers to the Company’s change in method of accounting for fair value due to the adoption of a new accounting standard issued by the Financial Accounting Standards Board, as of January 1, 2008.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus.  This prospectus supplement and the accompanying prospectus are a part of the registration statement but do not contain all of the information included in the registration statement or the exhibits.  You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington D.C. 20549.  You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with them.  Incorporation by reference allows us to disclose important information to you by referring you to those other documents.  The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus.  This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC.  You should refer to the registration statement, including the exhibits, for further information about us and the common stock being offered pursuant to this prospectus supplement.  Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference.  Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.”  The documents we are incorporating by reference are:

(a)                            Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 11, 2010;

(b)                           Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010, filed on May 5, 2010 and August 4, 2010, respectively;

(c)                            Our Current Reports on Form 8-K filed on January 22, 2010, March 2, 2010, April 16, 2010, April 21, 2010, May 24, 2010 and July 22, 2010;

(d)                           The description of our common stock contained in our Registration Statement on Form 8-A, filed on May 23, 1994; and

(e)                            The description of our Rights Agreement and Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A/A, filed on February 21, 2003, and our Current Report on Form 8-K filed on December 19, 1996.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or complete, are deemed to be incorporated by reference into, and to be a part of, this prospectus.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Corporate Secretary
NPS Pharmaceuticals, Inc.
550 Hills Drive, 3rd  Fl.
Bedminster, New Jersey 07921

(908) 450-5300

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

$100,000,000

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES

DEBT SECURITIES
WARRANTS

The aggregate initial offering price of the securities that we offer will not exceed $100,000,000. We will offer the securities in amounts, at prices and on terms is be determined at the time of the offering. We may from time to time offer common stock, preferred stock, depositary shares, debt securities and/or warrants together or separately.  This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in these securities.

Investing in our securities involves risks.  See “Risk Factors” on page 2 of this prospectus, in the accompanying prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission.

Our common stock is listed on the Nasdaq Global Market under the symbol “NPSP.” On August 5, 2009, the last reported sales price of our common stock was $3.98 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is August 5, 2009.

i

ABOUT THIS PROSPECTUS

In this prospectus, “NPS,” “we,” “us,” “our” or “ours” refer to NPS Pharmaceuticals, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. The information in t he prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) may add, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.  Before buying any of the securities being offered under this registration statement, we urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you.  We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.  You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

OUR BUSINESS

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus, including the documents incorporated by reference, which are described under “Incorporation of Documents by Reference” and “Where You Can Find More Information.” You should also carefully consider the matters discussed in the section entitled “Risk Factors.”

We are a biopharmaceutical company focused on the development of new treatment options for patients with rare gastrointestinal and endocrine disorders for which there are few if any effective therapies.  Our lead clinical programs involve two proprietary therapeutic proteins to restore or replace biological function:

•                  GATTEX® (teduglutide), or GATTEX, is our analog of GLP-2, a protein involved in the regeneration and repair of the intestinal lining.  GATTEX is currently in Phase 3 clinical development for parenteral dependent (PN) short bowel syndrome (SBS).  SBS is a highly disabling condition that results from surgical resection, congenital defect or disease-associated loss of absorption and the subsequent inability to maintain fluid, electrolyte, and nutrient balances on a conventional diet.

•                  NPSP558 (parathyroid hormone 1-84 [rDNA origin] injection), or NPSP558, is our recombinant full-length human parathyroid hormone (PTH 1-84) that is in Phase 3 clinical development for hypoparathyroidism, a rare condition in which the body does not maintain normal calcium levels in the blood due to insufficient levels of parathyroid hormone.  This compound was previously being developed as PREOS® for osteoporosis.

We are currently advancing registration studies for GATTEX and NPSP558.  Our study of GATTEX is known as STEPS (Study of TEduglutide in PN-dependent Short bowel syndrome) and our study of NPSP558 is known as REPLACE (REcombinant Parathyroid hormone to normaLize cAlCium and trEat hypoparathyroidism).  We believe positive results from STEPS and REPLACE will enable us to seek U.S. marketing approval of GATTEX for SBS and NPSP558 for hypoparathyroidism.  While SBS and hypoparathyroidism are relatively rare disorders, we believe they represent a substantial commercial opportunity to us due to the significant unmet need and lack of effective therapies, as well as the serious complications and chronic nature of these diseases.

In 2007, we restructured our operations and implemented a new business strategy to focus our resources on developing GATTEX and NPSP558 for specialty indications with high unmet medical needs. Supporting our new strategic direction, we are seeking opportunities to out-license a number of proprietary compounds for areas that are outside of our proprietary therapeutic and/or geographic focus. These include PTH 1-84 for the treatment of osteoporosis in the U.S. (known as PREOS®), teduglutide for Crohn’s disease in the U.S. and glycine reuptake inhibitors and NPSP156 for central nervous system disorders.

To manage risk and accelerate the development and commercialization of our product candidates, we also complement our proprietary clinical programs with collaborative research, development or commercial agreements.  These include agreements with Amgen, GlaxoSmithKline, Kyowa Kirin and Nycomed.  Generally, these agreements provide for payments to us for the achievement of specified milestones, and royalties on sales of products developed under the terms of the particular agreement.  In return for these financial benefits, we grant the particular company a license to the technology that is the subject of the collaboration or to intellectual property that we own or control.  We believe that collaborating with pharmaceutical and biotechnology companies with relevant expertise in areas that are outside of our proprietary therapeutic or geographic focus will accelerate the regulatory pathway and commercialization of our products.

We are a Delaware corporation. Our principal executive offices are located at 550 Hills Drive, Bedminster, NJ 07921 and our telephone number at that address is (908) 450-5300. Our website is www.npsp.com.  Information contained in, or accessible through, our website does not constitute a part of this prospectus.

NPS®, NPS Pharmaceuticals®, PREOS® and GATTEX® are our registered trademarks.  In addition, Preotact is our registered trademark in the U.S.  All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the Securities and Exchange Commission and which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus.  The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.   Please also read carefully the section below entitled “Special Note Regarding Forward Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements represent our management’s judgment regarding future events.  In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate,” “predict,” “intend,” “potential” or “continue” or the negative of these terms or other words of similar import, although some forward-looking statements are expressed differently.  All statements other than statements of historical fact included in this prospectus and the documents incorporated by reference herein regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note that statements regarding potential drug candidates, their potential therapeutic effect, the possibility of obtaining regulatory approval, our ability or the ability of our collaborators to manufacture and sell any products, market acceptance or our ability to earn a profit from sales or licenses of any drug candidate or to discover new drugs in the future are all forward-looking in nature.  We cannot guarantee the accuracy of forward-looking statements, and you should be aware that results and events could differ materially and adversely from those described in the forward-looking statements due to a number of factors, including:

•                  uncertainty of regulatory approval for our product candidates;

•                  our ability to secure additional funds;

•                  our ability to outsource activities critical to the advancement of our product candidates and manage those companies to whom such activities are outsourced;

•                  competitive factors;

•                  our ability to maintain the level of our expenses consistent with our internal budgets and forecasts;

•                  the ability of our contract manufacturers to produce successfully adequate clinical supplies of our product candidates to meet our clinical trial and commercial launch requirements;

•                  changes in our relationships with our collaborators;

•                  variability of our royalty, license and other revenues;

•                  our ability to enter into and maintain agreements with current and future collaborators on commercially reasonable terms;

•                  the demand for securities of pharmaceutical and biotechnology companies in general and our common stock in particular;

•                  uncertainty regarding our patents and patent rights;

•                  compliance with current or prospective governmental regulation;

•                  litigation;

•                  technological change; and

•                  general economic and market conditions.

You should also consider carefully the statements set forth in the section entitled “Risk Factors” in our latest annual report on Form 10-K, as may be updated in our quarterly reports on Form 10-Q, which address various factors that could cause results or events to differ from those described in the forward-looking statements.  All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.  We have no plans to update these forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

	(in thousands)					Six Months Ended
	Year Ended December 31,					June 30,
	2004	2005	2006	2007	2008	2009
Ratio of earnings available to cover fixed charges	N/A	N/A	N/A	N/A	N/A	N/A

For the years ended December 31, 2004, 2005, 2006, 2007 and 2008 and the six months ended June 30, 2009, our earnings (losses) were ($166,618), ($169,778), ($112,668), ($3,502), ($31,905) and ($9,133), respectively, and were insufficient to cover fixed charges for those periods.  In calculating the ratio of earnings available to cover fixed charges, “earnings” consist of pre-tax income (loss) excluding fixed charges and fixed charges consist of interest expense and assumed interest attributable to rentals.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently expect to use the proceeds from any sale of securities offered hereby to fund clinical trials of our product candidates, advance our preclinical research programs, to repay existing indebtedness, and for general corporate purposes.

The amount and timing of actual expenditures for the purposes set forth above may vary based on several factors and our management will retain broad discretion as to the proper allocation of the proceeds.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•                  common stock;

•                  preferred stock;

•                  depositary shares;

•                  debt securities; and/or

•                  warrants.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the more complete descriptions set forth in our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws.  We have filed these documents as exhibits to certain of the documents incorporated by reference into this offering memorandum.

General

We are authorized to issue 105,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value. As of August 5, 2009, there were approximately 47,558,807 shares of common stock issued and outstanding.

Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders and there are no cumulative voting rights.  Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose.  If there is a liquidation, dissolution or winding up of NPS, the holders of common stock are entitled to share in any assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.  Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and nonassessable.  The powers, preferences and rights of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Stockholder Rights Plan

On December 4, 1996, our board of directors adopted a stockholder rights plan and declared a distribution of one preferred stock purchase right for each share of our common stock outstanding on December 31, 1996, and each share of common stock issued after that date.  Our board amended the plan on December 31, 2001 to increase the purchase price and extend the term through December 31, 2011.  The rights are transferable with our common stock until they become exercisable, but are not exercisable until the distribution date described in the plan.  Generally, the plan distribution date will not occur until a person or group acquires or makes a tender offer for twenty-percent (20%) or more of our outstanding common stock.  The rights expire on December 31, 2011 unless we redeem them at an earlier date. The expiration date may be extended by our board.  When a right becomes exercisable, its holder is entitled to purchase from us 1/100th of a share of our Series A Junior Participating Preferred Stock at a purchase price of $300.00, subject to adjustment in certain circumstances.

Until the plan distribution date, the purchase rights will be evidenced by the certificates for common stock registered in the names of holders of our common stock.  As soon as practical following the plan distribution date, we will mail separate certificates evidencing the rights to common stockholders of record.

If any person or group acquires twenty-percent (20%) or more of our common stock, the rights holders will be entitled to receive upon exercise, that number of shares of common stock that at the time have a market value equal to twice the purchase price of the right. The shares of preferred stock acquired upon exercise of a purchase right are not redeemable and are entitled to preferential quarterly dividends. They are also entitled to preferential rights in the event of our liquidation. Finally, if any business combination occurs in which our common shares are exchanged for shares of another company, each preferred share will be entitled to receive 100 times the amount per common share of our company.

If we are acquired in a business combination, the purchase rights holders will be entitled to acquire, for the purchase price, that number of shares of common stock of the acquiring corporation that, at the time, have a market value equal to twice the purchase price of the purchase right.  Our board has the right to redeem the purchase rights in certain circumstances for $.01 per share, subject to adjustment.

The rights plan is designed to protect our stockholders in the event of unsolicited offers to acquire us and other coercive takeover tactics, which, in the board’s opinion, would impair its ability to represent our stockholders’ interests.  The rights plan may make an unsolicited takeover more difficult or less likely to occur or may prevent a takeover, even though it may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

Other Obligations to Issue Capital Stock

We have adopted and maintain equity incentive plans pursuant to which we are authorized to issue stock options, restricted stock, restricted stock units and other types of stock-based compensation to directors, employees, consultants and other persons who provide services to us.  Our equity incentive plans provide that in the event of certain change in control transactions, including a merger or consolidation in which we are not the surviving corporation or a reorganization in which more than fifty-percent (50%) of the shares of our common stock entitled to vote are exchanged, all outstanding, unvested equity awards under these plans will vest, and in the case of stock options, will become immediately exercisable.  As of August 5, 2009, we had 5,865,417 shares of common stock that were subject to outstanding options and unvested shares of restricted stock and restricted stock units that had been issued under these plans. We have reserved an additional 1,140,749 shares of common stock for future issuance under these plans.

As of August 6, 2009, we had outstanding approximately $50.0 million in aggregate principal amount of our 5.75% Convertible Notes due August 7, 2014, or 5.75% Notes.  The holders of the 5.75% Notes may convert all or a portion of their notes into common stock at any time, subject to certain milestones, on or before August 7, 2014 at a conversion rate equal to approximately $5.44 per share, subject to adjustment in certain events.  We have reserved 9,191,176 shares of our common stock for issuance upon conversion of the 5.75% Notes.

Anti-Takeover Provisions

Delaware Law.  We are subject to the provisions of Section 203 of the Delaware General Corporation Law.  In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors and/or stockholders in a prescribed manner or the person owns at least 85% of the corporation’s outstanding voting stock after giving effect to the transaction in which the person became an interested stockholder.  The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.  A Delaware corporation may “opt out” from the application of Section 203 through a provision in its certificate of incorporation or by-laws.  We have not “opted out” from the application of Section 203.

Certificate of Incorporation and Bylaws Provisions

Our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws include the following provisions, among others, that could discourage potential acquisition proposals and could delay or prevent a change of control:

•                                          the number of directors that constitutes the whole board of directors shall be fixed exclusively by one or more resolutions adopted by the board of directors;

•                                          vacancies on our board of directors, including those resulting from an increase in the number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors, and not by the stockholders;

•                                          a stockholder’s notice of the stockholder’s intent to bring business before an annual meeting or to nominate a person for election to the board of directors must be received by us within strict guidelines which may make it more difficult for stockholders to bring items before the meetings; and

•                                          our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws do not provide for cumulative voting in the election of directors.

In addition, our Amended and Restated Certificate of Incorporation authorizes shares of undesignated preferred stock, which makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of NPS.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.  Their address is P.O. Box 43070, Providence, Rhode Island, 02940-3070 and their telephone number is 800-962-4264

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue, without stockholder approval, up to 5,000,000 shares of preferred stock, $0.001 par value per share, of which 350,000 have been designated as Series A Junior Participating Preferred Stock.  As of the date of this prospectus we did not have any outstanding shares of preferred stock.  Our board of directors is authorized to issue the preferred stock in one or more series and to fix and designate the rights, preferences, privileges and restrictions of the preferred stock, including:

•              dividend rights;

•              conversion rights;

•              voting rights;

•              redemption rights and terms of redemption; and

•              liquidation preferences.

Our board may fix the number of shares constituting any series and the designations of these series.  The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by a certificate of designation relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

•              the maximum number of shares in the series and the distinctive designation;

•              the terms on which dividends will be paid, if any;

•              the terms on which the shares may be redeemed, if at all;

•              the liquidation preference, if any;

•              the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•              the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•              the voting rights, if any, on the shares of the series; and

•              any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series.  The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete.  You should refer to the applicable certificate of designation for complete information.  The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control.  Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.  The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

DESCRIPTION OF THE DEPOSITARY SHARES

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock.  If we do elect to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement.  Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share.  These rights include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts.  The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement.  Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete.  You should refer to the forms of the deposit agreement, our amended certificate of incorporation and the certificate of amendment for the applicable series of preferred stock that will be filed with the Securities and Exchange Commission.

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date.  The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution.  If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of NPS, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed.  The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock.  Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares.  The record date for the depositary will be the same date as the record date for the preferred stock.  The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions.  We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions.  The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of preferred stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary:

•      the number of whole shares of preferred stock underlying their depositary shares; and

•      payment of any unpaid amount due to the depositary.

Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of deposit agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary.  However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares.  The deposit agreement may be terminated by the depositary or us only if:

•      all outstanding depositary shares have been redeemed; or

•      there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•      the initial deposit of the preferred stock;

•      the initial issuance of the depositary shares;

•      any redemption of the preferred stock; and

•      all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts.  If these charges have not been paid, the depositary may:

•      refuse to transfer depositary shares;

withhold dividends and distributions; and

•      sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock.  In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond either of our control in performing our respective obligations under the deposit agreement.  Our obligations and the depositary’s obligations will be limited to the performance in good faith by each party of their respective duties under the deposit agreement.  Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished.  We and the depositary may rely on:

•      written advice of counsel or accountants;

•      information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•      documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and removal of depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time.  Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment.  The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal.  The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal income tax consequences

Owners of the depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares.  As a result, owners will be entitled to take into account for Federal income tax purposes deductions to which they would be entitled if they were holders of such preferred stock.  No gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares.  The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged.  The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue the senior notes under the senior indenture which we will enter into with a trustee to be named in the senior indenture.  We will issue the subordinated notes under the subordinated indenture which we will enter into with a trustee to be named in the subordinated indenture.  We have filed forms of these documents as exhibits to the registration statement which includes this prospectus.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act.  We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in each prospectus supplement the following terms relating to a series of notes:

•      the title;

•      any limit on the amount that may be issued;

•      whether or not we will issue the series of notes in global form, the terms and who the depositary will be;

•      the maturity date;

•      the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•      the terms of the subordination of any series of subordinated debt;

•      the place where payments will be payable;

•      the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•      the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•      a discussion on any material or special United States federal income tax considerations applicable to the notes;

•      the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

•      any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for our common stock or other securities of ours.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of shares of our common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures contain covenants which restrict our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets, unless certain criteria set forth in the indentures are met.  The indentures also provide that any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of notes that we may issue:

•      if we fail to pay interest when due and our failure continues for 30 days and the time for payment has not been extended or deferred;

•      if we fail to pay principal or premium, if any, when due and the time for payment has not been extended or delayed;

•      if we fail to deposit any sinking fund payment when due and the time for payment has not been extended or delayed;

•      if we breach the restrictive covenants set forth in the indenture in connection with a merger, consolidation or transfer of substantially all of our assets;

•      if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 60 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series;

•      if a debt owed by us or a significant subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such indebtedness unpaid or accelerated exceeds $10,000,000;

•      if a judgment or decree for the payment of money in excess of $10,000,000 is entered against us or any significant subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and it is not discharged, waived or the execution thereof stayed; and

•      if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to notes of any series, except for certain defaults related to bankruptcy, insolvency or reorganization, occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default related to bankruptcy, insolvency or reorganization occurs, the principal amount of all notes of any series shall automatically become immediately due and payable.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences if:

•      we have paid or deposited with the trustee a sum sufficient to pay i) all overdue interest on the notes of the applicable series, ii) the principal of and premium, if any, on any notes of the applicable series which have become due otherwise than by such declaration or acceleration and any interest thereon at the rate or rates prescribed therefore in such notes, iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefore in such notes and iv) all sums paid or advanced by the trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•      all events of default with respect to notes of the applicable series, other than the non-payment of principal of notes of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided for in the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the debenture trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the notes of that series, provided that:

•      the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•      the indenture trustee may take any other action it deems proper which is not inconsistent with such direction.

A holder of the notes of any series will not have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies unless:

•      the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•      the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•      the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•      to fix any ambiguity, defect or inconsistency in the indenture; and

•      to change anything that does not materially adversely affect the interests of any holder of notes of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected.  However, we and the debenture trustee may only make certain changes with the consent of each holder of any outstanding notes affected, including:

•      extending the fixed maturity of the series of notes;

•      reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any notes; or

•      reducing the percentage of notes, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•      register the transfer or exchange of debt securities of the series;

•      replace stolen, lost or mutilated debt securities of the series;

•      maintain paying agencies;

•      hold monies for payment in trust; and

•      compensate and indemnify the trustee.

In order to exercise our rights to be discharged, we must, among other things, deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

•      issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•      register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee undertakes to perform only those duties as are specifically set forth in the applicable indenture.  The debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder.  Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to notes of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The subordinated indenture does not limit the amount of subordinated notes which we may issue.  It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates.  While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.  If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.  Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series.  We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement.  We will enter into the warrant agreement with a warrant agent.  Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000.  We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•      the offering price and aggregate number of warrants offered;

•      the currency for which the warrants may be purchased;

•      if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•      if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•      in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•      in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•      the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•      the terms of any rights to redeem or call the warrants;

•      any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•      the dates on which the right to exercise the warrants will commence and expire;

•      the manner in which the warrant agreement and warrants may be modified;

•      federal income tax consequences of holding or exercising the warrants;

•      the terms of the securities issuable upon exercise of the warrants; and

•      any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•      in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•      in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.  Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York City time on the expiration date that we set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement.  We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise.  If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.  If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security.  Securities issued in global form will be registered in the name of the depositary or its participants.  Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.”  Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes.  In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities.  Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•                  how it handles securities payments and notices;

•                  whether it imposes fees or charges;

•                  how it would handle a request for the holders’ consent, if ever required;

•                  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•                  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•                  if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary which represents one or any other number of individual securities.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under “ — Special Situations When a Global Security Will Be Terminated.”  As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•                  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•                  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “Legal Ownership of Securities” above;

•                  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•                  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•                  The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•                  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•                  Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.  There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders.  We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•                  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•                  if we notify any applicable trustee that we wish to terminate that global security; or

•                  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement.  When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•                  the name or names of the underwriters, if any;

•                  the purchase price of the securities and the proceeds we will receive from the sale;

•                  any over-allotment options under which underwriters may purchase additional securities from us;

•                  any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•                  any public offering price;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the common stock on the NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Equity Line of Credit

On August 5, 2009, we entered into an equity line of credit arrangement with Azimuth Opportunity Ltd., which we refer to in this section as Azimuth.  The terms of the arrangement are set forth in a Common Stock Purchase Agreement, referred to herein as the Purchase Agreement, between NPS and Azimuth which provides that, upon the terms and subject to the conditions set forth therein, Azimuth is committed to purchase up to $40,000,000 of our common stock over the 18-month term of the Purchase Agreement, subject to an aggregate limit on the NPS common stock sold of 9,511,760 shares, which represents one share less than twenty percent (20%) of the issued and outstanding shares of our common stock as of August 5, 2009.

From time to time during the term of the Purchase Agreement, and at our sole discretion, we may present Azimuth with draw down notices that require Azimuth to purchase our common stock over 10 consecutive trading days or such other period mutually agreed upon by NPS and Azimuth.  Each draw down is subject to limitations based on the price of our common stock and Azimuth can not be required to purchase an amount of our common stock in any single draw down that exceeds 2.5% of our market capitalization at the time of such drawdown or more than $7,250,000 in value, excluding shares under any call option, as described below. We are able to present Azimuth with up to 24 draw down notices during the term of the Purchase Agreement, with a minimum of five trading days required between each draw down period.  Only one draw down is allowed in each draw down pricing period, unless otherwise mutually agreed upon by NPS and Azimuth.

Once presented with a draw down notice, Azimuth is required to purchase a pro rata portion of the dollar amount of shares specified in the notice for each trading day during the pricing period on which the daily volume weighted average price for our common stock exceeds the threshold price specified by us in our draw down notice.  The per share purchase price for the shares sold on any particular trading day during the pricing period will equal the daily volume weighted average share price of our common stock for that day, less a discount ranging from approximately 3.25% to 5.0%.  The amount of the discount varies based on the threshold price specified by us in our draw down notice.  If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Azimuth will not be required to purchase the pro-rata portion of shares of our common stock allocated to that day.  However, at its election, Azimuth may buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.  The total number of shares sold to Azimuth pursuant to each draw down notice will equal the sum of the number of shares required and/or elected to be purchased on each day of the pricing period.

The Purchase Agreement also provides that from time to time and at our sole discretion we may grant Azimuth the right to exercise one or more options to purchase additional shares of our common stock up to an aggregate amount specified by NPS during each draw down pricing period.  Upon Azimuth’s exercise of the option, we would sell to Azimuth the shares of our common stock subject to the option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Azimuth notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount calculated in the same manner as for the fixed amount of the draw down notices.

In addition to our issuance of shares of common stock to Azimuth pursuant to the Purchase Agreement, the registration statement to which this prospectus relates also covers the sale of those shares from time to time by Azimuth to the public.  Azimuth is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Azimuth has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of our common stock that it may purchase pursuant to the Purchase Agreement.  Azimuth is responsible for the payment of all fees and commissions paid to such broker-dealer.  Azimuth also will pay all other expenses associated with the sale by it or by such unaffiliated broker-dealer of the our common stock it acquires pursuant to the Purchase Agreement.

The shares of our common stock may be sold in one or more of the following manners:

•      ordinary brokerage transactions and transactions in which the broker solicits purchases or;

•      a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may resell a portion of the block as principal to facilitate the transaction.

Azimuth has agreed that during the term and for a period of 90 days after the termination of the Purchase Agreement, neither Azimuth nor any of its affiliates will, directly or indirectly, sell any of our securities except for the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice.  Azimuth has agreed that during the period described above neither it nor any of its affiliates will enter into a short position with respect to shares of our common stock except that Azimuth may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Azimuth covers any such sales with the shares purchased pursuant to such draw down notice.  Azimuth has further agreed that during the period described above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.

In addition, Azimuth and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act.  These rules and regulations may limit the timing of purchases and sales of shares of common stock by Azimuth or any unaffiliated broker-dealer.  Under these rules and regulations, Azimuth and any unaffiliated broker-dealer:

•      may not engage in any stabilization activity in connection with our securities;

•      must furnish each broker which offers shares of our common stock covered by the prospectus that is part of our Registration Statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

•      may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.3

These restrictions may affect the marketability of the shares of our common stock by Azimuth and any unaffiliated broker-dealer.

We have agreed to indemnify and hold harmless Azimuth, any unaffiliated broker-dealer and each person who controls Azimuth or any unaffiliated broker-dealer against certain liabilities, including certain liabilities under the Securities Act.  We have agreed to pay up to an aggregate of $35,000 of Azimuth’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement, legal due diligence of NPS and other legal transaction fees.  We have also agreed to pay up to $12,500 of any legal fees and expenses incurred by Azimuth in connection with ongoing due diligence of NPS for any calendar quarter during the term of the Purchase Agreement in which Azimuth does not purchase our common stock.  In addition, we have agreed that if we issue a draw down notice and fail to deliver the shares to Azimuth on the applicable settlement date, and such failure continues for ten trading days, we will pay Azimuth liquidated damages in cash or restricted shares of our common stock, at the option of Azimuth.

Azimuth has agreed to indemnify and hold harmless NPS and each of its directors, officers and persons who control NPS against certain liabilities, including certain liabilities under the Securities Act that may be based upon written information furnished by Azimuth to NPS for inclusion in a prospectus or prospectus supplement related to this transaction.

Upon each sale of our common stock to Azimuth under the Purchase Agreement, we have also agreed to pay Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC, which we refer to as Reedland, a placement fee equal to 0.75% of the aggregate dollar amount paid to us for common stock purchased by Azimuth.  We have also agreed to indemnify and hold harmless Reedland against certain liabilities under the Securities Act.

LEGAL MATTERS

Curtis, Mallet-Prevost, Colt & Mosle LLP, New York, New York, will provide us with an opinion as to the validity of the securities offered by this prospectus.  This opinion may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of the securities.

EXPERTS

The consolidated financial statements of NPS Pharmaceuticals, Inc. as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2008 consolidated financial statements, refers to the Company’s change in method of accounting for fair value and advanced payments for research and development activities in 2008 due to the adoption of Statement of Financial Accounting Standards No. 157, Fair Value Measurements, Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an amendment of FASB Statements No. 115 and EITF Issue No. 07-3, Advance Payments for Research and Development Activities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus.  This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits.  You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington D.C.  You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them.  Incorporation by reference allows us to disclose important information to you by referring you to those other documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus.  This prospectus omits certain information contained in the registration statement, as permitted by the SEC.  You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus.  Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference.  Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.”  The documents we are incorporating by reference are:

(a)           Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 16, 2009.

(b)          Our Definitive Proxy Statement filed on April 13, 2009;

(c)           Our Quarterly Report on Form 10-Q filed for the fiscal quarter ended March 31, 2009, filed on May 5, 2009 and for the fiscal quarter ended June 30, 2009, filed on August 6, 2009;

(d)          Our Current Reports on Form 8-K filed on January 26, 2009, April 13, 2009, May 18, 2009, May 19, 2009, May 22, 2009, July 15, 2009 and August 6, 2009 (including the Item 1.01 and Item 9.01 disclosure);

(e)           The description of our common stock contained in our Registration Statement on Form 8-A filed on May 23, 1994; and

(f)             The description of our Rights Agreement and Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A/A filed on February 21, 2003 and our Current Report on Form 8-K filed on December 19, 1996.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this prospectus.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Corporate Secretary
NPS Pharmaceuticals, Inc.
550 Hills Drive, 3rd Fl.
Bedminster, New Jersey 07921

(908) 450-5300

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement.  We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.  We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$41,290,000

Common Stock

Prospectus Supplement

Jefferies & Company

Canaccord Genuity

September     , 2010